UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2017

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-55497	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6622 Southpoint Drive S., Suite 310, Jacksonville, Florida 32216

(Address of Principal Executive Office) (Zip Code)

(904) 652-1601

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. John E. Giles

On May 3, 2017, the Board of Directors (the “Board”) of Duos Technologies Group, Inc., a Florida corporation (the “Company”) appointed Mr. John E. Giles as a member of the Board, Chairman of the Compensation Committee, Chairman of the Corporate Governance and Nominating Committee, and member of the Audit Committee.  Below is a description of Mr. Giles’ professional work experience.

John E. Giles, Age 67, Director, Chairman of the Corporate Governance and Nominating Committee, Chairman of the Compensation Committee, and Member of the Audit Committee

Mr. John E. Giles currently serves as the President and Chief Executive Officer of Central Maine & Quebec Railway (CMQ) and has an extensive record of experience over his 46 years of service in the railroad industry. Working his way up through the ranks, Mr. Giles began his career as a fireman and locomotive engineer at the Baltimore & Ohio Railroad, before obtaining a BA in business administration from Marian College in 1972 and an MSBA from Indiana University in 1980. In 1999, after a successful career at CSX as Chief Marketing Officer and its predecessor companies, Mr. Giles began working with private equity firms to acquire and transform underperforming railroad companies. From 2007 to 2012, Mr. Giles served as Chief Executive Officer of RailAmerica, which owned and operated 45 short line railroads in the United States and Canada. At RailAmerica, Mr. Giles transformed the company's record on safety, profitability and customer service. In 2014, Mr. Giles partnered with Fortress Investment Group to purchase the assets of Montreal, Maine & Atlantic Railway. Mr. Giles and his team have dedicated themselves to retain existing and developing new business, while partnering with connecting carriers to optimize routes and improve pricing and service for CMQ customers. Since CMQ began operations in June of 2014, CMQ has been awarded the 2016 Regional Railroad of the Year by Railway Age Magazine and the 2015 Railway Association of Canada Safety Award.

The Board believes that Mr. Giles’ extensive and directly applicable leadership experience within the railroad industry makes him ideally qualified to help lead the Company towards continued growth.

Appointment of Blair Fonda

On May 3, 2017, the Board appointed Mr. Blair Fonda as a member of the Board, Chairman of the Audit Committee, a member of the Corporate Governance and Nominating Committee, and a member of the Compensation Committee.

Blair Fonda, Age 51, Director, Chairman of the Audit Committee, Member of the Corporate Governance and Nominating Committee, and Member of the Compensation Committee

Since 2013, Mr. Blair Fonda has served as the Chief Financial Officer of Emergent Financial Partners (“EFP”). EFP is an accounting and consulting services firm which offers financial consulting services to businesses and organizations throughout the United States and the Caribbean Islands. From 2013 to 2016, Mr. Fonda was contracted through EFP to serve as the outside Chief Financial Officer of Mountainstar Capital Engagement, a private equity and commercial real estate company. From 2007 to 2013, Mr. Fonda served as the Vice President and Controller of the Hospitality Division of Gate Petroleum, an owner and operator of convenience stores, resorts, construction and real estate operations throughout the United States. Mr. Fonda has previously served as Controller for Enterprise Rent-a-Car.

The Board believes that Mr. Fonda’s education and background qualify him as a financial expert.  He has extensive and directly applicable accounting experience qualifying him to serve as Chairman of the Audit Committee.

Family Relationships

Mr. Giles and Mr. Fonda do not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no applicable related party transactions.

Compensatory Arrangements

In 2017 as independent directors of the Board, Mr. Giles and Mr. Fonda are each entitled to receive $15,000 per annum in compensation for their services. Additionally, in 2017 as Chairmen of Committees of the Board, Mr. Giles and Mr. Fonda are entitled to receive an additional $5,000 per annum in compensation for their services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: May 8, 2017	By:	/s/ Gianni Arcaini
Gianni Arcaini Chief Executive Officer

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